Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PodcastOne, Inc.

Beverly Hills, CA

We hereby consent to the incorporation by reference in the Registration Statement of our report dated June 29, 2023, relating to the consolidated financial statements of PodcastOne, Inc.’s (the “Company”), formerly known as Courtside Group, Inc., appearing in the Company’s Special Financial Report on Form 10-K for the year ended March 31, 2023. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Macias Gini & O’Connell LLP

Los Angeles, CA
December 29, 2023